EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS MASTER FUND, LLC

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Marina Belaya, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form N-14 of Excelsior Multi-Strategy Hedge Fund of Funds Master Fund, LLC (the "Master Fund") relating to the mergers of Excelsior Multi-Strategy Hedge Fund of Funds (TI), LLC, Excelsior Multi-Strategy Hedge Fund of Funds (TE), LLC, Excelsior Multi-Strategy Hedge Fund of Funds (TI 2), LLC and Excelsior Multi-Strategy Hedge Fund of Funds (TE 2), LLC with and into the Master Fund, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Each of the undersigned hereby executes this Power of Attorney as of this 19th day of September, 2012.

SIGNATURE	TITLE
/s/ Alan Brott	Manager
Alan Brott
/s/ John C. Hover II	Manager
John C. Hover II
/s/ Victor F. Imbimbo, Jr.	Manager
Victor F. Imbimbo, Jr.
/s/ Stephen V. Murphy	Manager
Stephen V. Murphy
/s/ Thomas G. Yellin	Manager
Thomas G. Yellin
/s/ Spencer N. Boggess	Chief Executive Officer
Spencer N. Boggess
/s/ Steven L. Suss	Chief Financial Officer
Steven L. Suss